SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): July 31, 2019

NEMAURA MEDICAL, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-38355	46-5027260
(Commission File Number)	(IRS Employer Identification No.)

Advanced Technology Innovation Centre, Loughborough University Science and Enterprise Parks, 5 Oakwood Drive, Loughborough, Leicestershire LE11 3QF United Kingdom	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	00 44 1509 222912
________________________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NMRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement

On July 31, 2019, Nemaura Medical, Inc. (the “Company”) entered into a Loan Agreement with Carter Gem Properties Limited (“Carter Gem”) pursuant to which Carter Gem agreed to lend the Company up to Eight Million Dollars ($8,000,000) in tranches with a 20 calendar day notice prior to each tranche. The loan carries an Eight Percent (8%) interest rate with quarterly payments and balloon maturity date in Five (5) years. Carter Gem has discretion to proceed with each tranche.

Cater Gem is a company owned by a trust designed to benefit the family of Mr. Sufyan Ismail, who is a major shareholder of Nemaura Medical

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, which shall be filed as an Exhibit to the Company’s Form 10-Q for this reporting period.

Item 8.01. Other Events

On August 1, 2019, Nemaura Medical Inc. issued a press release announcing the Loan Agreement with Carter Gem Properties Limited. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated August 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nemaura Medical, Inc.

By:	/s/ Dewan F H Chowdhury
Name: Title:	Dewan F H Chowdhury Chief Executive Officer

Dated:August 1, 2019